Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-21
*CUSIP:        21988G726       Class     A-1
               21988GAT3       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2002.

INTEREST ACCOUNT

Balance as of September 15, 2001 ................................          $0.00
         Scheduled Income received on securities ................    $925,015.00
         Unscheduled Income received on securities ..............          $0.00

LESS:
         Distribution to Class A-1 Holders ......................   -$925,000.00
         Distribution to Class A-2 Holders ......................         -$0.00
         Distribution to Depositor ..............................         -$0.00
         Distribution to Trustee ................................        -$15.00
Balance as of March 15, 2002 ....................................          $0.00

PRINCIPAL ACCOUNT

Balance as of September 15, 2001 ......................................    $0.00
         Scheduled Principal received on securities ...................    $0.00

LESS:
         Distribution to Holders ......................................   -$0.00
Balance as of March 15, 2002 ..........................................    $0.00

                 UNDERLYING SECURITIES HELD AS OF March 15, 2002

       Principal Amount                  Title of Security
       ----------------                  -----------------
          $28,462,000       AT&T Corp. 6.50% Notes due March 15, 2029
                            *CUSIP: 001957AW9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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